EXHIBIT 6 – CODE OF ETHICS
PROSPECTOR PARTNERS
ASSET MANAGEMENT, LLC
CODE OF ETHICS
APPENDIX H
PROSPECTOR PARTNERS, LLC
PROSPECTOR PARTNERS ASSET MANAGEMENT, LLC
Code of Ethics - Personal Trading Procedures
Adopted July 11, 2005
Revised July 2021; August, 2022
INTRODUCTION
High ethical standards are essential for the success of the Prospector Partners, LLC and Prospector Partners
Asset Management, LLC (collectively, the “Advisor”) and to maintain the confidence of clients and investors in investment funds managed by the Advisor (“clients”). The Advisor’s long-term business interests are best served by adherence to the principle that the interests of clients come first. We have a fiduciary duty to clients to act solely for the benefit of our clients. All personnel of the Advisor, including members, officers and employees of the Advisor must put the interests of the Advisor’s clients before their own personal interests and must act honestly and fairly in all respects in dealings with clients. All personnel of the Advisor must also comply with all federal securities laws.
Potential conflicts of interest between the interests of the Advisor’s personnel and the interests of the
Advisor’s clients may arise in connection with the operation of the Advisor’s investment advisory activities, including conflicts arising in connection with the personal trading activities of the Advisor’s personnel. In recognition of the Advisor’s fiduciary duty to its clients and the Advisor’s desire to maintain its high ethical standards, the Advisor has adopted this Code of Business Conduct and Personal Trading Procedures (the
“Code”) containing provisions designed to prevent improper personal trading, identify conflicts of interest and provide a means to resolve any actual or potential conflicts in favor of the Advisor’s clients. The Code is intended to comply with Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers
Act") and Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company
Act").
Adherence to the Code and the related restrictions on personal investing is considered a basic condition of employment by the Advisor. If you have any doubt as to the propriety of any activity, you should consult with the Compliance Officer, who is charged with the administration of this Code. The Managing Member is responsible for ensuring the administration of this Code with respect to the activities of the Compliance
Officer.
DEFINITIONS
1.Access Person means (i) any partner, officer, or employee of the Advisor, or other person who provides investment advice on behalf of the Advisor and is subject to the supervision and control of the Advisor, (ii) who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding portfolio holdings of any reportable fund or who is involved in making securities recommendations to clients (or who has access to such recommendations that are nonpublic), or (ii) any natural person in a control relationship to the Advisor who obtains information concerning recommendations made to clients with regard to the purchase or sale of Reportable Securities.
2.Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

3.Beneficial ownership is defined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the “Exchange Act”) and includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect
"pecuniary" or financial interest in a security. For example, an individual has an indirect pecuniary interest in any security owned by the individual's spouse. Beneficial ownership also includes, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, having or sharing "voting power" or "investment power" as those terms are used in Section 13(d) of the
Exchange Act and Rule 13d-3 thereunder.
4.Covered Person means any member, officer, employee or Access Person of the Advisor.
5.Initial Public Offering means an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.
6.Limited Offering means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities
Act.
7.Personal Account means any account in which a Covered Person has any beneficial ownership. For purposes of this Code, beneficial ownership is interpreted in the same manner as it would be under
Rule 16a-1(a)(2) under the Exchange Act.
8.Reportable Fund means (i) any registered investment company for which the Advisor serves as investment advisor and (ii) any registered investment company whose investment advisor or principal underwriter controls the Advisor, is controlled by the Advisor or is under common control with the
Advisor.
9.Reportable Security means a security as defined in section 202(a)(18) of the Act (15 U.S.C. 80b-
2(a)(18)) and includes any derivative, commodities, options or forward contracts relating thereto, securities in initial public offerings, interests in limited partnerships and other private funds except that it does not include:
(i)Direct obligations of the Government of the United States;
(ii)Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
(iii)Shares issued by money market funds;
(iv)Shares issued by registered open-end funds other than Reportable Funds and exchange traded funds (“ETFs”); and
(v)Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds, none of which are Reportable Funds or ETFs.
10.Short Sale means the sale of securities that the seller does not own. A Short Sale is "against the box"
to the extent that the seller contemporaneously owns or has the right to obtain securities identical to those sold short, at no added cost.
STANDARDS OF CONDUCT
It is unlawful for a Covered Person in connection with the purchase or sale, directly or indirectly, by the Covered Person of a Reportable Security Held or to be Acquired by a client to:

(a)Employ any device, scheme or artifice to defraud the client;
(b)Make any untrue statement of a material fact to the client or omit to state a material fact necessary in order to make the statements made to the client, in light of the circumstances under which they are made, not misleading;
(c)Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the client; or
(d)Engage in any manipulative practice with respect to the client.
In addition, it is expected that all Covered Persons will:
(e)Use reasonable care and exercise professional judgment in all actions affecting a client.
(f)Maintain general knowledge of and comply with all applicable federal and state laws, rules and regulations governing the Advisor’s activities, and not knowingly participate or assist in any violation of such laws, rules or regulations.
(g)Not engage in any conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence.
(h)Respect and maintain the confidentiality of clients’ information, their securities transactions and potential transactions, their portfolio strategy, or any other matters within the bounds of fiduciary duty.
(i)Be aware of the inability to trade where there is material nonpublic information related to the value of a security.
(j)Avoid any trading or causing any other party to trade in a security if such trading would breach a fiduciary duty or if the information was misappropriated or relates to a material corporate event.
(k)Exercise diligence and thoroughness in securities research and in the making of investment recommendations and decisions; and maintain appropriate records as required by the Advisers
Act and the Investment Company Act in respect of such recommendations and decisions.
(l)Deal fairly and objectively with clients when disseminating investment recommendations, disseminating material changes in recommendations, and taking investment action.
(m)Refrain from any misrepresentations or factual omissions that could affect clients’ investment decisions.
(n)Comply on a timely basis with the reporting requirements of this Code.
APPLICABILITY OF CODE OF ETHICS
Personal Accounts of Covered Persons. This Code of Ethics applies to all Personal Accounts of all
Covered Persons.
A Personal Account is an account in which a Covered Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect
"pecuniary" or financial interest such as an account maintained by or for:

•A Covered Person's spouse (other than a legally separated or divorced spouse of the Covered
Person for which the Covered Person provides no financial support), domestic partner (of the same or opposite gender) and minor children;
•Any immediate family members who live in the Covered Person’s household;
•Any persons (i) who is financially dependent on the Covered Person including those persons residing with the Covered Person and those not residing with the Covered Person, such as financially dependent children away at college, or (ii) for whom the Covered Person provides discretionary advisory services; and
•Any partnership, corporation or other entity in which the Covered Person has a 25% or greater beneficial interest, or in which the Covered Person exercises effective control; provided, however, that the following entities are not deemed to be Personal Accounts of a Covered Person:
Prospector Partners Fund, L.P., Prospector Partners Small Cap Fund, L.P., Prospector Turtle
Fund, L.P., and Prospector Summit Fund, L.P.
Personal Account does not include qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code of 1986 (“529 Plans”) provided that (1) the Advisor or a control affiliate does not manage, distribute, market or underwrite the 529 Plan or the investments and strategies underlying the 529 Plan that is a college savings plan and (2) the 529 Plans are either (a) prepaid college tuition plans where the account holder does not participate in investment decisions regarding contributions to the account or (b) college savings plans where the account holder does not have the ability to change investment strategies more than once a year or when the designated beneficiary of the 529 Plan is changed, and may not change the mix of investments underlying the account holder’s chosen investment strategy (see WilmerHale, LLP SEC Staff No-Action Letter (July 28, 2010).
RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
1.General. It is the responsibility of each Covered Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code or otherwise prohibited by any applicable laws. Personal securities transactions for Covered Persons may be effected only in accordance with the provisions of this
Section.
2.Preclearance of Transactions in Personal Account. A Covered Person must obtain the prior written approval (including via e-mail) of each Portfolio Manager and the Chief Financial
Officer before engaging in any transaction in a Reportable Security in his or her Personal
Account, including transactions in investment companies (mutual funds) managed by the Advisor or ETFs. Transactions in mutual funds that are not managed by the Advisor will not require preclearance. The Chief Financial Officer must obtain the prior written approval (including via e-
mail) of each Portfolio Manager and the Managing Member before engaging in any transaction in his Personal Account. The transaction may be approved if it is concluded that the transaction would comply with the provisions of this Code and is not likely to have any adverse economic impact on clients. A request for preclearance must be made by: i.) completing the Preclearance
Form or ii.) via e-mail. The request for preclearance must be submitted to the appropriate individuals for approval in advance of the contemplated transaction. A Preclearance Form is attached as (Attachment A). Any approval given under this paragraph will remain in effect for 2 days.
3.Prohibitions on Trading in Securities. A Covered Person shall not execute a personal securities transaction of any kind in the same security to be purchased or sold for a client within seven
(7) days of the transaction consummated on behalf of the client. This prohibition shall not apply to securities that were completely sold from a client account.

Separately, the Chief Compliance Officer will maintain a list of “Restricted Securities” which includes securities that the Advisor will not allow a Covered Person to acquire at any time.
4.Service on Boards of Directors; Outside Business Activities. A Covered Person shall not serve as a director (or similar position) on the board of any company unless the Covered Person has received written approval from the Managing Member. Authorization will be based upon a determination that the board service would not be inconsistent with the interest of any client account. At the time a Covered Person submits the initial holdings report in accordance with
Section VII.2.b of the Code, and annually thereafter, the Covered Person will submit to the
Compliance Officer a description of any business activities in which the Covered Person has a significant role. The Chief Financial Officer will review and approve any arrangement involving the
Managing Member.
5.Excessive Trading. The Advisor believes that excessive personal trading by its Covered Persons can raise compliance and conflicts issues. Accordingly, no Covered Person may engage in more than 20 personal securities transactions during any 30-day period without the prior written approval by the Chief Financial Officer, Compliance Office, or, with respect to the Compliance
Officer, the prior written approval by the Portfolio Managers.
6.Management of Non-Advisor Accounts. Covered Persons are prohibited from managing accounts for third parties who are not clients of the Advisor or serving as a trustee for third parties unless the Managing Member preclears the arrangement and finds that the arrangement would not harm any client. The Managing Member may require the Covered Person to report transactions for such account and may impose such conditions or restrictions as are warranted under the circumstances. The Compliance Officer will review any arrangement involving the Managing
Member.
EXCEPTIONS FROM PRECLEARANCE PROVISIONS
This section sets forth exceptions from the preclearance requirements. Unless otherwise noted, the restrictions and reporting obligations of the Code continue to apply to any transaction excepted from preclearance pursuant to this Section. The following transactions are excepted from the preclearance requirements of Section V.2:
1.Purchases or sales that are non-volitional on the part of the Covered Person such as purchases or acquisitions arising from stock dividends, dividend reinvestments, stock splits, mergers, consolidations, tender offers or exercise of rights;
2.Purchases or sales pursuant to an Automatic Investment Plan; and
3.Transactions effected in, and the holdings of, any account over which the Covered Person has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust managed by a third party).
4.Purchases or sales of municipal bonds.
REPORTING AND OTHER MATTERS
1.Transaction Reports
a.Duplicate Copies of Broker's Confirmations or Statements. All Covered Persons
must direct their brokers or custodians or any persons managing the Covered
Person's account in which any Reportable Securities are held to supply the
Compliance Officer with duplicate copies of securities trade confirmations

("Broker's Confirmations") within 30 days after the Covered Person's transaction. The
Broker’s Confirmations must have the following information:
•The date of the transaction, the title, the exchange ticker symbol or CUSIP number (as applicable), the interest rate and maturity date (if applicable) the number of shares and the principal amount (if applicable) of each reportable security involved.
•The nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);
•The price of the reportable security at which the transaction was effected;
•The name of the broker, dealer or bank through which the transaction was effected;
b.With respect to any account established by the Covered Person in which any securities were held during the previous quarter for the direct or indirect benefit of the
Covered Person:
•The name of the broker, dealer or bank through which the Covered Person established the account;
•The date the account was established; and
•The date that the report was submitted by the Covered Person
c.Quarterly Certifications. Not later than (30) days after the end of each calendar quarter, each Covered Person is required to certify that all of its personal transactions and any new accounts opened during such quarter have been reported to the
Compliance Officer in accordance with this Section VII.
2.Holding Reports
a.Annual Statement of Securities Holdings. All Covered Persons shall annually as of each June 30, submit a statement to the Compliance Officer listing all of the
•Reportable securities in which the Covered Person has any beneficial ownership, (including title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable);
•the names of any broker, dealer or bank with which the Covered Person maintains an account in which ANY securities are held for the Covered
Person’s direct or indirect benefit; and
•The date the report is submitted by the Covered Person.
•The report must be dated the day the Covered Person submits it, and must contain information that is current as of a date no more than 45 days prior to the date the person becomes a Covered Person of the Advisor.
b.Initial Statement of Securities Holdings. Covered Persons shall, within 10 days of the commencement of employment with the Advisor, submit to the Compliance Officer an initial statement containing the information in the Annual Statement of

Securities Holdings described above with respect to ALL securities held, which must be current as of a date no more than 45 days prior to the date the report was submitted.
3.Exceptions to Reporting Requirements. An Access Person need not submit any report with respect to securities held in accounts over which the Access Person has no direct or indirect influence or control (each a “Non-Control Account”) or transaction reports with respect to transactions effected pursuant to an automatic investment plan. Prior to relying on the reporting exception for a Non-Control Account, the Covered Person (other than the
Compliance Officer) must obtain the approval of the Compliance Officer that the account qualifies as a Non-Control Account (and the Compliance Officer must obtain such approval from the Managing Member). In connection with seeking and maintaining such approval, the
Covered Person must submit to the Compliance Officer or the Managing Member, accordingly:
(i)an executed Certification Form, a form of which is attached as Attachment D, at the time of the initial request for approval and annually thereafter;
(ii)information about the relationship between the trustee or manager of the account and the Covered Person; and
(iii)to the extent reasonably practicable, a certification from the manager or trustee of the account that the Covered Person has no direct or indirect influence or control over the account; and
(iv)any other requirements imposed by the Advisor or Compliance Officer (e.g., annual or periodic holdings or transaction reports).
Violations. Covered Persons must report immediately any suspected violations to the Compliance
Officer.
Transactions Subject to Review. The transactions reported on the Broker's Confirmations will be reviewed and compared against client transactions.
RECORDKEEPING
The Compliance Officer shall maintain records in the manner and extent set forth below, and these records shall be available for examination by representatives of the Securities and Exchange Commission:
1.(a)a copy of this Code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
2.(b)a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;
3.(c)a copy of all written acknowledgments of the receipt of the Code and any amendments thereto for each Covered Person who is currently, or within the past five years was a Covered Person;
4.(d)a copy of each report made pursuant to this Code and brokerage confirmations, statements and certifications and other information relating to Non-Control Accounts submitted on behalf of Covered Persons shall be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an easily accessible place;
5.(e)a list of all Covered Persons (which includes all Access Persons) who are required, or within the past five years have been required, to make reports under the Code or who are responsible for reviewing such reports pursuant to this Code shall be maintained in an easily accessible place;
6.(f)  a record of any decision and supporting reasons for approving the acquisition of securities by a Covered Person shall be preserved for a period of not less than five years from the end of the fiscal year in which the approval was granted;
(g)a record of persons responsible for reviewing reports and a copy of reports provided pursuant to Section VII; and
(h)a record of any report furnished pursuant to Section IX below to the board of any registered investment company to which the Advisor provides advisory services shall be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an easily accessible place.
REPORTS TO THE BOARD(S) OF REGISTERED INVESTMENT COMPANIES
No less frequently than annually, the Advisor will furnish the Board of Directors of any registered investment company managed by the Advisor (the “Board”) with a written report that:
(a)describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and
(b)certifies that the Advisor has adopted procedures reasonably necessary to prevent Access
Persons from violating the Code.
OVERSIGHT OF CODE OF ETHICS
General Principle.The Advisor will use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.
1.Acknowledgment. The Compliance Officer shall annually distribute a copy of the Code to all Covered Persons. The Compliance Officer will also distribute promptly all amendments to the
Code. All Covered Persons are required annually to sign and acknowledge their receipt of this
Code of Ethics by signing the form of acknowledgment attached as Attachment B or such other form as may be approved by the Compliance Officer.
2.New Accounts. Each Covered Person must notify the Compliance Officer promptly if the
Covered Person opens any new account in which any securities are held with a broker or custodian or moves such an existing account to a different broker or custodian (“New Accounts”).
3.Review of Transactions. Each Covered Person's transactions in his/her Personal
Account will be reviewed on a regular basis and compared with transactions for the clients and against the list of Prohibited Securities. Any Covered Person transactions that are believed to be a violation of this Code will be reported promptly to the management of the Advisor. The Portfolio
Managers will review the Compliance Officer’s transactions and preclearance requests.

4.Reports to the Board. The Advisor shall report to the Board of each registered investment company managed by the Advisor, any violation of the Code by a Covered Person, and such
Covered Person may be called upon to explain the circumstances surrounding his or her non-
clerical violation for evaluation by a Board.
5.Sanctions. Advisor’s management, with advice of legal counsel, at their discretion, shall consider reports made to them and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action as they deem appropriate or to the extent required by law. These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment and/or criminal or civil penalties.
6.Authority to Exempt Transactions. The Managing Member, or his designee, has the authority to exempt any Covered Person or any personal securities transaction of a Covered
Person from any or all of the provisions of this Code if the Managing Member, or his designee, determines that such exemption would not be against any interests of a client. The Managing
Member, or his designee with the assistance of the Compliance Officer, shall prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.
7.ADV Disclosure. The Compliance Officer shall ensure that the Advisor’s Form ADV (i)
describes the Code of Ethics in Item 11 of Part 2A and (ii) offers to provide a copy of the Code to any client or prospective client upon request.
CONFIDENTIALITY
All reports of personal securities transactions and any other information filed pursuant to this Code shall be treated as confidential to the extent permitted by law.

APPENDIX H
ATTACHMENT A
PROSPECTOR PARTNERS, LLC AND PROSPECTOR PARTNERS ASSET MANAGEMENT, LLC
Preclearance Form
To:The Chief Financial Officer
From:[Covered Person]
Subject:Authorization for Securities Transaction(s)
This memorandum requests authorization to execute the securities transaction(s) listed below.

Trans. #	Proposed Transaction Date	Transaction Type	Title of Security	No.Shs./Par
1.
2.
3.
4.
5.
Additional information concerning the securities transaction(s):
If approved, I understand that the authorization is valid for only 2 days from the date/time of approval, subject to any exception described below:
Approved By:
Covered Person: Approved By:
Approved By:
Approved By:
Date of Request: Date/Time of Approval:
NOTE: Approval is required by all Portfolio Managers and the Chief Financial Officer.

APPENDIX H
ATTACHMENT B
PROSPECTOR PARTNERS, LLC and PROSPECTOR PARTNERS ASSET MANAGEMENT, LLC
INITIAL AND ANNUAL HOLDINGS REPORT, EMPLOYEE QUESTIONNAIRE &
ACKNOWLEDGEMENT
Name:As of:
Identification of Personal Accounts:
1.Identify household members:
(Spouse, children, immediate family members who live in your household, and other persons to whom you provide primary financial support)
2.List all brokers, dealers or banks with which you or your immediate family members and others residing in your household have a direct or indirect beneficial ownership and maintain accounts in which any securities are maintained:
FIRMADDRESSACCOUNT NUMBER
3.Do you own any interests in any reportable securities not included on your brokerage statements,
e.g., private placements, limited partnerships, etc. (non-custodial securities)?
YES NO
If YES, List:
4.Do you have any ownership interest (a minimum of 5% interest) in other entities (public or non-public) not included on brokerage statements?
YES NO
If YES, List:
Identification of Potential Conflicts of Interest:
5.Do you have any outside employment or business activity?
YES NO
If YES, Describe:
6.Do you serve as a Director, Officer, Trustee, Member, Partner, or in any other capacity, for any other entity? (Reference: Section V.6 of the Code of Business Conduct)

YES NO
If YES, Describe:
7.Have you received any gifts from, or made any gifts to, clients or anyone doing business with the firm other than gifts of less than de minimis value?(Reference: Gifts and Business Entertainment Policy)
YES NO
If YES, Describe:
8.Have you provided or accepted a business entertainment event in excess of a value of $200?
(Reference: Gifts and Business Entertainment Policy)
YES NO
If YES, Describe:
9.Are you related to anyone employed by a Broker/Dealer that Prospector Partners, LLC or
Prospector Partners Asset Management, LLC does business with?
YES NO
If YES, Describe:
10.To the extent known, do you have an immediate family member (or a close, personal contact as described below) that is:
•employed by a brokerage firm, investment bank, investment Advisor or other financial institution;
•employed by a competitor in a business unit that could reasonably be expected to benefit financially from information to which the employee has access;
•employed by one of Prospector Partners, LLC’s key service providers;
•an officer, director, or partner of a public or private company, or otherwise routinely comes in contact with sensitive confidential information on public or private companies; or
•a beneficial owner of five percent or more of the outstanding shares or capital of a public or private company, respectively.
"Immediate family member" shall generally mean spouses, domestic partners, siblings, parents, in-laws and children. (If you have a close familial or personal relationship with someone who does not fall into one of these categories (e.g., a roommate), and a reasonable person could question whether a conflict exists, such as someone residing in your home, please disclose).
YES NO
If YES, Describe:

Reporting of Personal Securities Transactions and Holdings:
11.As of each June 30, provide a listing of current holdings of reportable securities (including the title and type of security and, if applicable, the exchange ticker symbol or CUSIP Number, number of shares, principal amount of each security, the name of the bank, broker or dealer with which you maintain the securities and the date of the report (account holding statements may be attached)) in which you or any person who is a household member or immediate family member have a direct or indirect beneficial ownership (the list of securities provided must be current as of a date no more than 45 days prior to the date on which the list of securities is submitted), (ii) Please provide the information described above for
ALL securities in which you or any person who is a household member or immediate family member have a direct or indirect beneficial ownership, no later than 10 days after the date on which the undersigned became an employee.
YES NO N/A
For existing employees,
12.Have you reviewed, understand, and agree to comply with the reporting requirements relating to personal securities transactions mandated by the SEC and described in Section VII. of the Code of
Business Conduct
YES NO N/A
Acknowledgement:
I hereby acknowledge receipt of the Code of Business Conduct and Personal Trading Procedures of
Prospector Partners LLC and Prospector Partners Asset Management, LLC the “Code”)1 and the Policies and
Procedures to Prevent Insider Trading of Prospector Partners, LLC and Prospector Partners Asset
Management, LLC (the “Insider Trading Policies”). I certify that I have read and understand the Code and the
Insider Trading Policies and agree to abide by them. I hereby represent that all my personal securities transactions will be effected in compliance with the Code and the Insider Trading Policies.

Date:
(Signature)

(Print Name)

1 The Code of Business Conduct is included as Appendix H to the Compliance Manual of the Advisor.

APPENDIX H
ATTACHMENT C
Quarterly Certification
Personal Investing:
I hereby certify that all Broker’s Confirmations have been sent to Prospector Partners, LLC or Prospector
Partners Asset Management, LLC (collectively, the “Advisor”) with respect to all securities trades by me in my
Personal Accounts during the previous quarter and I have not opened any new accounts in which any securities are held with a broker or custodian or moved such an existing account to a different broker or custodian during the previous quarter without having previously notified the Advisor. I have provided the information for the previous quarter as required by Section VII of The Code of Business Conduct and
Personal Trading Procedures for Prospector Partners, LLC and Prospector Partners Asset Management, LLC.
Outside Business Activities:
I hereby certify that I do not serve as a director (or similar position) on the board of any company without prior written approval from the Managing Member.
Management of Non-Advisor accounts:
I hereby certify that I do not manage accounts for third parties who are not clients of the Advisor or serve as trustee for third parties unless the Managing Member pre-cleared the arrangement and found that the arrangement would not harm any client.
Gifts and Entertainment:
I hereby certify that I have complied with the Advisor’s Gifts and Business Entertainment Policy including required reporting to the Chief Compliance Officer during the previous quarter.
Social Media:
I hereby certify that I have complied with the Advisor’s Social Media Policy during the previous quarter.
Please note any exceptions here:

Date:
(Signature)

APPENDIX H
ATTACHMENT D
PERSONAL ACCOUNTS CERTIFICATION FORM
Adopted as of October, 2015
With respect to each account listed below, I, , hereby certify that
[during the reporting period from [ ] to [   ]], I have not exercised any direct or indirect influence
or control over the account[ and have requested that the manager or trustee of the account provide a certification to this effect].
Name of Account:

Date:
(Signature)

(Print Name)

APPENDIX H1
PROSPECTOR PARTNERS, LLC and PROSPECTOR PARTNERS ASSET MANAGEMENT, LLC
Gifts and Business Entertainment Policy
Adopted June, 2007
Revised October, 2015
In order to address conflicts of interest that may arise when any member, officer or employee of the Advisor (a ”Covered Person”) accepts or gives a gift, favor, special accommodation, or other items of value, the Advisor places restrictions on gifts and certain types of business entertainment. Set forth below is the Advisor’s policy relating to gifts and business entertainment:
Gifts
•General - No Covered Person may give or receive any gift, service, or other item of more than de minimis value, which for the purpose of this Policy is $200, to or from any person or entity that does business with or potentially could conduct business with or on behalf of the Advisor.
•Solicited Gifts - No Covered Person may use his or her position with the Advisor to obtain anything of value from a client, supplier, person to whom the Covered
Person refers business, or any other entity with which the Advisor does business.
•Cash Gifts - No Covered Person may give or accept cash gifts or cash equivalents to or from an investor, prospective investor, or any entity that does business with or potentially could conduct business with or on behalf of the Advisor.
Business Entertainment
•General – Covered Persons may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.
•Extravagant Entertainment - No Covered Person may provide or accept extravagant or excessive entertainment to or from an investor, prospective investor, or any person or entity that does or potentially could do business with or on behalf of the Advisor.
Reporting/Recordkeeping
•Gifts - Each Covered Person must report any gifts in excess of de minimis value received in connection with the Covered Person’s employment to the Compliance
Officer. The Compliance Officer may require that any such gift be returned to the provider or that an expense be repaid by the Covered Person.
•Business Entertainment – Each Covered Person must obtain pre-approval by the
Compliance Officer for any business entertainment event if the value is greater than $200.
•Recordkeeping - The Compliance Officer will maintain records of any gifts and/or business entertainment events so reported.
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APPENDIX H2
PROSPECTOR PARTNERS, LLC and PROSPECTOR PARTNERS ASSET MANAGEMENT, LLC
POLICIES AND PROCEDURES RELATING TO POLITICAL CONTRIBUTIONS
AND PAYMENTS TO THIRD PARTY SOLICITORS
Adopted September 13, 2010
Revised August, 2022
I.Statement of Policy
To the extent the Advisor provides or seeks to provide investment advisory services to a government entity,1 the Advisor will take the measures described herein to seek to ensure that contributions to an official of such government entity and payments to any third party who is engaged to solicit advisory business from such government entity are not made with the purpose of influencing the award of an advisory contract or the decision to invest in a covered investment pool managed by the Advisor. All italicized terms used in these procedures are defined in Section III, “Definitions”.
In this regard, the Advisor has adopted policies and procedures in order to comply with Rule 206(4)-5 under the Advisors Act (the “Rule”).2 The Rule, with certain exceptions, prohibits the Advisor from:
(i)receiving compensation for providing investment advisory services to a government entity, directly or indirectly, for two years after the Advisor or any of its covered associates makes a contribution to an official of such government entity;
(ii)coordinating, or soliciting any person or political action committee to make, (a) contributions to an official of a government entity to which the Advisor is providing or seeking to provide advisory services or (b) payments to a political party of a state or locality where the Advisor is providing or seeking to provide advisory services to a government entity; and
(iii)making or agreeing to make payments to third parties to solicit advisory business from a government entity on behalf of the Advisor unless such third parties are registered investment
Advisors or registered broker-dealers who are themselves subject to similar restrictions regarding contributions to officials of government entities as the Advisor.
The Rule applies only to the extent that the Advisor provides or seeks to provide investment advisory services to a government entity, either directly or through a government entity’s investment in a covered investment pool managed by the Advisor.
II.Procedures
These procedures seek to ensure that neither the Advisor nor any of its covered associates makes or has made a contribution in violation of the restrictions on political contributions that the Advisor has adopted herein on or after March 14, 2011. In addition, these procedures prohibit the Advisor from paying or entering
1The Advisor will be deemed to be seeking to provide investment advisory services to a government entity when it responds to a request for proposal, communicates with the government entity regarding the entity’s formal selection process for investment
Advisors or engages in some other solicitation of the government entity for the purpose of providing advisory services to such government entity, either directly or through a government entity’s investment in a covered investment pool managed by the
Advisor.
2The Advisor may have additional responsibilities under the code of conduct of a government program or plan it manages and/or the laws of the state or city in which such program or plan is located. (See, for example, the Code of Conduct of the New York
State and Local Employees’ Retirement System, the New York State and Local Police and Fire Retirement System and the New
York State Common Retirement Fund at www.osc.state.ny.us/pension/codeofconduct.pdf.)
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into an agreement to pay a third party on or after September 13, 2011 to solicit advisory business from a government entity on its behalf unless such third party has affirmed its status as a regulated person.
Any preclearance, approval or reporting requirements involving contributions, payments or other activity of the Compliance Officer pursuant to this policy shall be administered by the Managing Member.
A.Political Contributions
(i)It is the policy of the Advisor that the following are prohibited for each covered associate:
(a)contribution to any person (including any election committee for the person) who is an incumbent, candidate or successful candidate for state or local office, including any such person who is running for federal office (a “Candidate”).
(b)soliciting any person or political action committee to make (a) a contribution to a
Candidate, or (b) a payment to a political party of a state or locality. In this regard, the Advisor and each covered associate is prohibited from consenting to the use of its name on any fundraising literature for a Candidate or sponsoring a meeting or conference which features a Candidate as an attendee or guest speaker and which involves fundraising for such person.
(c)contributions to a political action committee or a state or local political party.
The Advisor’s Managing Member has the authority to override the prohibition of A(i)(a),(b), or
(c) at his discretion on a case by case basis. In the event an override is granted, it must be provided in writing and approved by the Managing Member and the Chief Compliance Officer.
In the case of the Managing Member, approval will be granted by the Chief Compliance
Officer and the Portfolio Managers. The approval must be submitted to the Advisor’s Chief
Compliance Officer.
(ii)Special Disclosure Prior to Hire, Promotion or Transfer: Prior to the hiring, promotion or transfer of a person that would result in such person serving as a covered associate of the Advisor, such person will be required to disclose, as a condition of the hiring, promotion or transfer, all of the contributions and payments made by such person to
Candidates, political action committees and state and local political parties within the preceding two years (if the person will solicit clients for the Advisor) or six months (if the person will not solicit clients for the Advisor), but not prior to March 14, 2011. To the extent the Advisor is aware that the person has made a contribution or payment in violation of these procedures, the Advisor will make a determination as to whether to hire, promote or transfer such person to serve as a covered associate.
(iii.) Exception for Certain Returned Contributions: The prohibition of the Rule (on receiving compensation for providing advisory services to a government entity for two years after the
Advisor or a covered associate has made a contribution to an official of such government entity) will not apply in certain instances where the triggering contribution is returned. In the event the Chief Compliance Officer discovers that a covered associate has made a contribution in violation of these procedures, the Chief Compliance Officer will make a determination as to whether it will require the covered associate to seek to obtain a return of the contribution. In the event the Chief Compliance Officer determines that it is necessary to require the covered associate to seek to obtain a return of the contribution, it will, within four months after the date of the contribution and 60 days after discovering the contribution, take all available steps to cause the contributing covered associate to seek to obtain a return of such contribution and will take such other remedial or preventive measures that it determines are appropriate under the circumstances. The Advisor’s reliance on this exception for returned contributions is limited to no more than two times per a 12-month period and no more than once for each covered associate, regardless of the time period.
(iv)Indirect Violations: Neither the Advisor nor any of its covered associates may do anything indirectly that would result in a violation of these procedures.
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(v) Reporting of Political Contributions and Payments: In the event that the Advisor or a covered associate makes a direct or indirect contribution or payment to a Candidate, a political action committee or a political party of a state or political subdivision thereof, the
Chief Financial Officer (on behalf of the Advisor) or such covered associate, as applicable, must submit a written report to the Chief Compliance Officer as soon as possible, and in no event later than 30 days after the date such contribution or payment was made, disclosing the amount and date of such contribution or payment and the name and title of the recipient.
(vi)Recordkeeping: The Chief Compliance Officer will compile and keep a list of (a) the names, titles and business and residence addresses of all covered associates of the Advisor,
(b) all government entities to which the Advisor provides or has provided investment advisory services, or which are or were investors in any covered investment pool to which the Advisor provides or has provided investment advisory services, as applicable, in the past five years
(but not prior to March 14, 2011), and (c) all direct or indirect contributions made by the
Advisor or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or a political action committee on or after March 14, 2011. The records described in (c) above will be listed in chronological order and will indicate (1) the name and title of each contributor, (2) the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment, (3) the amounts and date of each contribution or payment, and (4)
whether any such contribution was the subject of the exception for certain returned contributions.
(vii)With respect to any covered investment pool client that is a registered investment company in which a government entity may invest through an omnibus account (each a
“registered covered investment pool”), the Advisor may make and keep, as an alternative to the records relating to a covered investment pool described in (vi)(b) above, a list or other record that includes:
(a)Each government entity that invests in a registered covered investment pool, where the account of such government entity can reasonably be identified as being held in the name of or for the benefit of the government entity on the records of the registered covered investment pool or its transfer agent.
(b)Each government entity, the account of which was identified as that of a government entity – at or around the time of the initial investment – to the Advisor or one of its client servicing employees, regulated persons, or covered associates.
(c)Each government entity that sponsors or establishes a 529 Plan and has selected a specific registered covered investment pool as an option to be offered by such 529 Plan.
(d)Each government entity that has been solicited to invest in a registered covered investment pool either (1) by a covered associate or regulated person of the
Advisor; or (2) by an intermediary or affiliate of the registered covered investment pool if a covered associated, regulated person or client servicing employee of the
Advisor participated in or was involved in such solicitation, regardless of whether such government entity invested in the registered covered investment pool; and
(e)A list of each government entity to which the Advisor markets, whether successful or not.
B. Payments to Third Parties to Solicit Advisory Business from Government Entities
(i)Review and Approval of Third Party Solicitation Agreements: The Chief Compliance
Officer will review and approve each third party solicitation agreement or arrangement prior to the Advisor entering into such agreement or arrangement.
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(ii)Required Disclosure by Regulated Persons: Prior to the Advisor providing or agreeing to provide payment to a third party on or after September 13, 2011 to solicit advisory business from a government entity on its behalf, the Chief Compliance Officer will require the third party to provide, as a condition to the Advisor engaging such third party, a written representation regarding its status as a regulated person. In addition, the Chief
Compliance Officer will take any additional measures it deems necessary to verify such third party’s status as a regulated person.
(iii)Ongoing Review of Regulated Person Status: In the event the Advisor provides or agrees to provide payment to a third party on or after September 13, 2011 to solicit advisory business from a government entity, the Advisor will require such third party to provide the
Advisor with satisfactory representations that the third party meets and will continue to meet the definition of a regulated person as of such date or will obtain such other evidence as the Advisor deems satisfactory to verify such third party’s status as a regulated person as of such date.
(iv)Recordkeeping: The Advisor will keep a list of the name and business address of each regulated person to whom the Advisor provides or agrees to provide, on or after September
13, 2011, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf.
C.Sub-Advisory Arrangements
(i)Serving as Subadvisor: In the event the Advisor enters into an agreement or other arrangement with a third party whereby the Advisor will serve as a subadvisor to an account or a covered investment pool managed by such third party, the Chief Compliance Officer will obtain all necessary information from the third party in order to determine whether a government entity invests in such account or covered investment pool. In the event a government entity does invest in such account or covered investment pool, the Chief
Compliance Officer will take appropriate measures with respect to such government entity in order to ensure compliance with these procedures. In addition, the Chief Compliance
Officer will use reasonable efforts to require the third party to obtain the prior written approval of the Advisor prior to admitting a government entity as an investor in a covered investment pool to which the Advisor is providing subadvisory services.
(ii)Hiring of Subadvisor: In the event the Advisor hires a third party to serve as a subadvisor to an account or a covered investment pool in which a government entity invests, the Chief
Compliance Officer will require such third party to disclose whether it or any of its covered associates has made a contribution or payment that would result in a serious adverse consequence to such third party under the Rule. In addition, the Chief Compliance Officer will require the third party to verify on an ongoing basis that neither the third party nor any of its covered associates has made a contribution or payment that would result in a serious adverse consequence to such third party under the Rule.
III.Definitions
“Contributions” means gifts, subscriptions, loans, advances, deposits of money, or anything of value made for: (i) the purpose of influencing any election for federal, state or local office; (ii) payments of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for state or local office.
“Covered associates” means (i) the Advisor’s general partners, managing members, executive officers and other individuals with a similar status or function; (ii) the Advisor’s employees who solicit a government entity for the Advisor and persons who supervise, directly or indirectly, such employees; and (iii) any political action committee controlled by the Advisor or by any person described in (i) or (ii) above. An “executive officer” of the Advisor means the president, any vice president in charge of a principal business unit, division
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or function (such as sales, administration or finance), any other officer of the Advisor who performs a policy-
making function or any other person who performs similar policy-making functions for the Advisor.
“Covered Investment Pool” means (i) an investment company registered under the Investment Company
Act of 1940 that is an investment option of a plan or program of a government entity or (ii) any company that would be an investment company under section 3(a) of the Investment Company Act of 1940, but for the exclusion provided from that definition by either section 3(c)(1), section 3(c)(7) or section 3(c)(11) of that Act.
“Government entity” means any state or political subdivision of a state, including (i) any agency, authority or instrumentality of the state or political subdivision; (ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code, or a state general fund;
(i)a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.
“Official” means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity if the office (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of the Advisor by the government entity or (ii) has the authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of the Advisor by the government entity.
“Payments” means gifts, subscriptions, loans, advances or deposits of money or anything of value.
“Regulated person” means
(i)an investment advisor registered with the SEC that has not, and whose covered associates have not, within two years of soliciting a government entity, (A) made a contribution to an official of that government entity other than as permitted by Rule 206(4)-5(b)(1), and (B) coordinated or solicited any person or political action committee to make any contribution to an official of a government entity to which the Advisor is providing or seeking to provide investment advisory services or payment to a political party of a state or locality where the Advisor is providing or seeking to provide investment advisory services, or
(ii)a “broker”, as defined in section 3(a)(4) of the Securities Exchange Act of 1934 (the
“Exchange Act”), or a “dealer”, as defined in section 3(a)(5) of that Act, that is registered with the
SEC and is a member of a national securities association registered under section 15A of that Act
(e.g., FINRA), provided that (A) the rules of the association prohibit members from engaging in distribution or solicitation activities if certain political contributions have been made and (B) the
SEC, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than the restrictions imposed by Rule 206(4)-5 of the Advisors Act and that such rules are consistent with the objectives of such Rule; or
(iii)a “municipal advisor” registered with the SEC under section 15B of the Exchange Act and subject to the rules of the Municipal Securities Rulemaking Board, provided that (A) such rules prohibit municipal advisors from engaging in distribution or solicitation activities if certain political contributions have been made and (B) the SEC, by order, finds that such rules impose substantially equivalent or more stringent restrictions on municipal advisors than the restrictions imposed by
Rule 206(4)-5 of the Advisors Act and that such rules are consistent with the objectives of such
Rule.
“Solicit” means (i) with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, the Advisor, and (ii) with respect to a contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment.
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APPENDIX H3
PROSPECTOR PARTNERS, LLC and PROSPECTOR PARTNERS ASSET MANAGEMENT, LLC
POLICY AND PROCEDURES FOR INTERNAL REPORTING OF POSSIBLE MISCONDUCT
Adopted August, 2012
Revised October 2015; August, 2022
Statement of Policy
The Advisor strives to maintain an environment that encourages compliance with securities laws and internal reporting of any possible violation thereof. The Advisor will not under any circumstances prohibit an employee from reporting a possible securities law violation in connection with the Advisor’s business or operations (referred to herein as “Misconduct”). Each employee is encouraged to immediately report any possible Misconduct that the employee believes has occurred, is ongoing or is about to occur in accordance with these procedures. The Advisor has established the following procedures (commonly referred to as
“whistleblower procedures”) for the receipt of, and response to, such reports. In addition, an employee may at any time report any Misconduct to the SEC or any other applicable governmental agency without prior notice to the Advisor. Retaliation against any employee who reports possible Misconduct to the SEC or any other applicable governmental agency is prohibited.
Procedures
Making a Report
Any employee who believes that possible Misconduct by one or more employees or other representatives of the Advisor has occurred, is ongoing or is about to occur, is encouraged to bring the concern to the attention of the Compliance Officer or Managing Member (the “Contact Person”). A report of possible
Misconduct (each, a “Report”) may be made orally or in writing.
Addressing a Report
Upon receiving a Report, the Contact Person will review the information and consider all appropriate actions to address the Report, which may include involving the Compliance Officer, internal or outside counsel, accounting firms or other personnel or third parties. The Contact Person may determine, in his or her discretion, whether or not it is appropriate to investigate the issues raised in the Report and, if so, the course of any investigation.
Nothing in this policy is intended to preclude any employee from reporting possible Misconduct by one or more employees or other representatives of the Advisor directly to the Securities and Exchange
Commission, Office of the Whistleblower (www.sec.gov/whistleblower).
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APPENDIX H4
PROSPECTOR PARTNERS, LLC and PROSPECTOR PARTNERS ASSET MANAGEMENT, LLC
POLICY AND PROCEDURES REGARDING TEMPORARY WORKERS AND THIRD-PARTY
CONSULTANTS
Adopted August, 2022
I.Statement of Policy
The Advisor may, from time to time, engage third party consultants and other types of temporary workers, including interns to provide various services. These engagements vary in terms and structure. This policy applies to individual third-party consultants (“Consultants”) and temporary workers and interns (collectively,
“Temporary Workers”). To the extent that the Advisor engages a Consultant or Temporary Worker employed by a third-party organization that employs multiple persons (e.g., consulting firms or temporary employment agencies), the Compliance Officer will determine whether and to what extent the following procedures will be applied to such Consultant or Temporary Worker.
II.Initial Due Diligence
A.Prior to entering into an arrangement with a Consultant or Temporary Worker for an employment term of more than six months, the Compliance Officer, in consultation with other appropriate employees of the Advisor, will conduct general due diligence on the
Consultant or Temporary Worker, which may include the completion of a due diligence questionnaire.
B.In conducting due diligence on a prospective Consultant or Temporary Worker, the
Compliance Officer may conduct a background and credit check and review other publicly available information about the Consultant or Temporary Worker that is readily available if the Compliance Officer deems it necessary to ensure that the Consultant or Temporary
Worker has provided all requested information and evaluate any potential conflicts of interest.
III.Procedures for Consultants
A.Retention of Consultants
(i)All consulting arrangements must be approved by the Compliance Officer prior to initial communications or meetings with a Consultant (other than preliminary non-
substantive communications).
(ii)Depending on the circumstances of the consulting arrangement, the Advisor may determine that it is appropriate to enter into a written consulting agreement or other documentation with a Consultant prior to retaining or providing compensation to such Consultant. All written agreements with a Consultant must be approved by the Compliance Officer.
B.Consultant Representations
To the extent practicable, the Advisor may seek to obtain the following representations from a Consultant:
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(i)an affirmative statement that the Consultant will not violate any third-party agreements or confidentiality obligations in the course of providing services to the
Advisor;
(ii)confirmation that the Consultant adheres to compliance policies and procedures reasonably designed to prevent the misuse and disclosure of material nonpublic information; and/or
(iii)confirmation that the Consultant will take measures to protect all information provided by the Advisor or that the Consultant otherwise has about the Advisor and its clients.
IV.Applicability of Policies and Procedures
A.After completing the due diligence process, the Compliance Officer, in consultation with other appropriate employees of the Advisor, will determine whether a Consultant or
Temporary Worker will be required to adhere to the Advisor’s compliance manual, or select policies and procedures thereof, including, without limitation, its code of ethics. The
Compliance Officer’s determination will be based upon a consideration of factors that may include, without limitation:
(i)whether the Consultant or Temporary Worker will have access to nonpublic information regarding the Advisor’s purchase or sale of securities, or nonpublic information regarding the Advisor’s client portfolio holdings;
(ii)whether the Consultant or Temporary Worker will be involved in making securities recommendations to clients, or has access to such recommendations that are not public;
(iii)whether the Consultant or Temporary Worker will have access to the Advisor’s systems and files;
(iv)the length of the term of the Consultant or Temporary Worker’s engagement with the Advisor;
(v)the Consultant or Temporary Worker’s job requirements during the engagement;
(vi)the extent to which the Consultant or Temporary Worker will be present at the
Advisor’s offices.
B.All Consultants and Temporary Workers will be required to execute a form of a confidentiality agreement (which may be provided for in a consulting or employment agreement).
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